EXHIBIT 24(a)
POWER OF ATTORNEY
     KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation (“HECO” or the “Company”), for itself and guarantor as described below, of the officers and directors of the Company whose names are signed hereto, hereby constitute and appoint T. MICHAEL MAY, TAYNE S.Y. SEKIMURA, LORIE ANN NAGATA and DAVID J. REBER of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the shelf or other registration under the Securities Act (either alone or, to the extent permissible under the rule and regulations of the Commission, with other affiliated registrants), of up to $100,000,000 of unsecured notes, bonds or debentures of the Company, which may be subordinated or unsubordinated to other obligations of the Company, and in connection with the unconditional guarantee by the Company of all of the obligations under and with respect to up to $50,000,000 of the notes, bonds or debentures to be registered for issuance by HAWAII ELECTRIC LIGHT COMPANY, INC. (“HELCO”), a Hawaii corporation, and up to $15,000,000 of the notes, bonds or debentures to be registered for issuance by MAUI ELECTRIC COMPANY, LIMITED (“MECO”), a Hawaii corporation, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the registration statement to be filed with the Commission in respect of the aforementioned securities, to any and all amendments (including pre-and post-effective amendments) and supplements to said registration statement (including specifically, and without limiting the generality of the foregoing, any amendment or amendments changing the amount of notes, bonds or debentures for which registration is being sought and/or the types of securities to be registered thereby) and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, Hawaiian Electric Company, Inc. has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and by its Financial Vice President and attested by its Secretary, and the undersigned officers and directors of Hawaiian Electric Company, Inc. have hereunto set their hands, as of the 21st day of October, 2005. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:	HAWAIIAN ELECTRIC COMPANY, INC.

/s/ Molly M. Egged	By	/s/ T. Michael May
Molly M. Egged		T. Michael May
Secretary		President and Chief Executive Officer

	By	/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Financial Vice President

/s/ Robert F. Clarke Robert F. Clarke	Chairman and Director

/s/ T. Michael May	President, Chief Executive Officer and Director
T. Michael May

/s/ Tayne S.Y. Sekimura	Financial Vice President
Tayne S.Y. Sekimura

/s/ Lorie Ann Nagata	Treasurer
Lorie Ann Nagata

/s/ Patsy H. Nanbu	Controller
Patsy H. Nanbu

/s/ Thomas B. Fargo	Director
Thomas B. Fargo

/s/ Timothy E. Johns	Director
Timothy E. Johns

/s/ A. Maurice Myers	Director
A. Maurice Myers

/s/ David M. Nakada	Director
David M. Nakada

/s/ Diane J. Plotts	Director
Diane J. Plotts

/s/ Crystal K. Rose	Director
Crystal K. Rose

/s/ James K. Scott	Director
James K. Scott

/s/ Anne M. Takabuki	Director
Anne M. Takabuki

/s/ Kelvin H. Taketa	Director
Kelvin H. Taketa

/s/ Barry K. Taniguchi	Director
Barry K. Taniguchi

/s/ Jeffrey N. Watanabe	Director
Jeffrey N. Watanabe

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